Exhibit 99.B(h)(2)(h)

AMENDMENT No. 7

to

ADMINISTRATION AGREEMENT

and

FUND ACCOUNTING AGREEMENT

AMENDMENT made as of February 27, 2019 to that certain Administration and Fund Accounting Agreement entered into as of June 1, 2006, as amended (“Agreement”) by and among (i) Victory Portfolios, Victory Variable Insurance Funds, and Victory Portfolios II, each a Delaware statutory trust (each, a “Trust” and, together, the “Trusts”) on behalf of those investment company portfolios listed on Schedule D which may be amended from time to time (each, a “Fund” and, together, the “Funds”) in the case of both the Trusts and the Funds, individually and not jointly and (ii) Victory Capital Management Inc. (“VCM”), a New York corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement

WHEREAS, VCM and the Trusts wish to enter into this Amendment to the Agreement to (1) update Schedule D to revise the list of Funds.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, VCM and the Trusts hereby agree as follows:

1.                                      For ease of reference, the term “Trust” as used singularly throughout the Agreement shall be read to refer to the multiple Trusts that are party to the Agreement from time to time, as the context requires.

2.                                      Schedule D to the Agreement is deleted in its entirety and replaced by the new Schedule D attached hereto.

3.                                      Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

VICTORY PORTFOLIOS, on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/s/ Christopher K. Dyer

Name:	Christopher K. Dyer
Title:	President

1

VICTORY VARIABLE INSURANCE FUNDS,
on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/s/ Christopher K. Dyer

Name:	Christopher K. Dyer
Title:	President

VICTORY PORTFOLIOS II, on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/s/ Christopher K. Dyer

Name:	Christopher K. Dyer
Title:	President

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael D. Policarpo

Name:	Michael D. Policarpo
Title:	President, Chief Financial Officer and
Chief Administrative Officer

2

SCHEDULE D

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT BETWEEN VCM, VICTORY PORTFOLIOS, VICTORY PORTFOLIOS II AND VICTORY VARIABLE INSURANCE FUNDS

Victory Portfolios

Victory Diversified Fund
Victory Floating Rate Fund
Victory Global Natural Resources Fund
Victory Harvest Premium Absolute Fund*
Victory Harvest Premium Bond Fund*
Victory Harvest Premium Large Cap Equity Fund*
Victory High Income Municipal Bond Fund
Victory High Yield Fund
Victory INCORE Fund for Income
Victory INCORE Investment Grade Convertible Fund
Victory INCORE Investment Quality Bond Fund
Victory INCORE Low Duration Bond
Victory INCORE Total Return Bond Fund
Victory Integrity Discovery Fund
Victory Integrity Mid-Cap Value Fund
Victory Integrity Small/Mid-Cap Value Fund
Victory Integrity Small-Cap Value Fund
Victory Munder Mid-Cap Core Growth Fund
Victory Munder Multi-Cap Fund
Victory Munder Small Cap Growth Fund
Victory NewBridge Large Cap Growth Fund
Victory RS Global Fund
Victory RS Growth Fund
Victory RS International Fund
Victory RS Investors Fund
Victory RS Large Cap Alpha Fund
Victory RS Mid Cap Growth Fund
Victory RS Partners Fund
Victory RS Science and Technology Fund
Victory RS Select Growth Fund
Victory RS Small Cap Equity Fund
Victory RS Small Cap Growth Fund
Victory RS Value Fund
Victory S&P 500 Index Fund

* Pending launch

Victory Sophus Emerging Markets Fund
Victory Sophus Emerging Markets Small Cap Fund
Victory Special Value Fund
Victory Strategic Allocation Fund
Victory Strategic Income Fund
Victory Sycamore Established Value Fund
Victory Sycamore Small Company Opportunity Fund
Victory Tax-Exempt Fund
Victory Trivalent Emerging Markets Small-Cap Fund
Victory Trivalent International Fund — Core Equity
Victory Trivalent International Small-Cap Fund

Victory Variable Insurance Funds

Victory High Yield VIP Series
Victory INCORE Investment Quality Bond VIP Series
Victory INCORE Low Duration Bond VIP Series
Victory RS International VIP Series
Victory RS Large Cap Alpha VIP Series
Victory RS Small Cap Growth Equity VIP Series
Victory S&P 500 Index VIP Series
Victory Sophus Emerging Markets VIP Series
Victory Variable Insurance Diversified Stock Fund

Victory Portfolios II Mutual Funds

Victory Market Neutral Income Fund
Victory US 500 Enhanced Volatility Wtd Index Fund

Victory Portfolios II ETFs

VictoryShares Developed Enhanced Volatility Wtd ETF
VictoryShares Dividend Accelerator ETF
VictoryShares Emerging Market High Div Volatility Wtd ETF
VictoryShares Emerging Market Volatility Wtd ETF
VictoryShares International High Div Volatility Wtd ETF
VictoryShares International Volatility Wtd ETF
VictoryShares USAA Core Intermediate-Term Bond ETF*
VictoryShares USAA Core Short-Term Bond ETF*
VictoryShares USAA MSCI Emerging Markets Value Momentum ETF*
VictoryShares USAA MSCI International Value Momentum ETF*
VictoryShares USAA MSCI USA Small Cap Value Momentum ETF*
VictoryShares USAA MSCI USA Value Momentum ETF*
VictoryShares US 500 Enhanced Volatility Wtd ETF
VictoryShares US 500 Volatility Wtd ETF

* Pending launch

VictoryShares US Discovery Enhanced Volatility Wtd ETF
VictoryShares US EQ Income Enhanced Volatility Wtd ETF
VictoryShares US Large Cap High Div Volatility Wtd ETF
VictoryShares US Multi-Factor Minimum Volatility ETF
VictoryShares US Small Cap High Div Volatility Wtd ETF
VictoryShares US Small Cap Volatility Wtd ETF
VictoryShares Global Multi-Factor Minimum Volatility ETF*
VictoryShares International Multi-Factor Minimum Volatility ETF*
VictoryShares Quality Growth ETF*
VictoryShares Quality Value ETF*

* Pending launch